                          FIFTH AMENDMENT TO AGREEMENT
                                    OF LEASE

         THIS FIFTH AMENDMENT TO AGREEMENT OF LEASE is made this 8th day of October, 1996, by and between TCW Realty Fund IV Pennsylvania Trust (the "Landlord") and American Business Financial Services, Inc. ("Tenant").

         WHEREAS, Tenant and Landlord entered into that certain Agreement of Lease (the "lease") dated January 7, 1994, wherein Tenant leased from Landlord suite 215 containing approximately 7,555 rentable square feet located on the second floor of the office building located at 111 Presidential Boulevard, Bala Cynwyd, PA (the "Lease"); and

         WHEREAS, Tenant and Landlord entered into that certain First Amendment to Agreement of Lease dated October 24, 1994, wherein Tenant expanded its Premises to include Suite 252A comprising an additional area of 780 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Second Amendment to Agreement of Lease dated December 23, 1994, wherein Tenant further expanded its Premises to include Suite 253 comprising approximately 1,650 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Third Amendment to Agreement of Lease dated July 25, 1995, wherein Tenant further expanded its Premises to include Suites 256, 142, 252, 253, and 249; and

         WHEREAS, Tenant and Landlord entered into that certain Fourth Amendment to Agreement of Lease dated April 9, 1996, wherein Tenant further expanded its Premises to include Suite 146 comprising approximately 3,091 rentable square feet; and

         WHEREAS, Tenant and Landlord wish to further amend said Agreement of Lease upon the terms and conditions hereinafter set forth; and

         WHEREAS, all undefined terms used herein shall have the same meaning as in the Lease.

         NOW THEREFORE, in consideration of the foregoing and the terms, covenants and agreements hereinafter set forth, Landlord and Tenant hereby agree as follows:

         1. The Lease for Suites 142, 252, 252A, 253 and 256 is hereby extended for an additional period of Two (2) years and Three (3) months, commencing November 1, 2000 (the "Commencement Date") and expiring at 12:00 p.m. midnight, local time, on January 31, 2003 (the "Expiration Date").

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         2. Effective November 1, 2000, the Base Rent schedule for Suites 142,
252, 252A, 253 and 256 will be in accordance with the following schedule:

       Period                     PSF                  Monthly Base Rent

11/01/00 - 10/31/01                $24.92              $17,156.87
l1/01/01 - 01/31/03                $25.67              $17,674.28

         3. The Lease for Suite 146 is hereby extended for an additional period of Two (2) years and Three (3) months, commencing November 1, 2000 (the "Commencement Date") and expiring at 12:00 p.m. midnight, local time, on January 31, 2003 (the "Expiration Date").

         4. Effective November 1, 2000, the Base Rent schedule for Suite 146 will be in accordance with the following schedule:

      Period                      PSF                  Monthly Base Rent

11/01/00 - 10/31/01              $26.66               $6,867.76
11/01/01 - 01/31/03              $27.46               $7,073.19

         5. The Lease for Suite 215 is hereby extended for an additional period of Two (2) years and Three (3) months, commencing November 1, 2000 (the "Commencement Date") and expiring at 12:00 p.m. midnight, local time, on January 31, 2003 (the "Expiration Date").

         6. Effective November 1, 2000, the Base Rent schedule for Suite 215 will be in accordance with the following schedule:

       Period                      PSF                  Monthly Base Rent

11/01/00 - 10/31/01               $22.75               $14,321.94
11/01/01 - 01/31/03               $23.43               $14,752.71

         7. The Lease for Suite 151 is hereby extended for an additional period of Three (3) years and Three (3) months, commencing November 1, 1999 (the "Commencement Date") and expiring at 12:00 p.m. midnight, local time, on January 31, 2003 (the "Expiration Date").

         8. Effective November 1, 1999, the Base Rent schedule for Suite 151 will be in accordance with the following schedule:

       Period                    PSF                 Monthly Base Rent

11/01/99 - 10/31/00              $21.32              $2,753.33

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11/01/00 - 10/31/01              $21.96               $2,836.45
11/01/01 - 01/31/03              $22.62               $2,921.60

         9. Effective November 15, 1996, Tenant's Leased Premises shall include Suite 107 containing approximately 2,808 rentable square feet.

         10. Tenant covenants and agrees to pay regular and monthly installments of Base Rent on or before the first day of each month for Suite 107 from November 15, 1996 until the expiration or sooner termination of the Lease in accordance with the following schedule:

       Period                    PSF                  Monthly Base Rent

11/15/96 - 11/30/97              $24.00               $5,616.00
12/01/97 - 11/30/98              $24.72               $5,784.48
12/01/98 - 11/30/99              $25.46               $5,957.64
12/01/99 - 11/30/00              $26.23               $6,137.82
12/01/00 - 01/31/03              $27.01               $6,320.34

         11. Effective November 15, 1996, Tenant's Base Year with respect to Suite 107, only, shall be the calendar year 1997. Effective November 15, 1996, "Tenant's Proportionate Share" as the term is defined in Paragraph (4) of the Lease, shall increase by .0163 (1.63%) such that Tenant's Proportionate Share shall then be .1349 (13.49%). Tenant's Total Leased Premises shall thereafter comprise approximately 23,267 rentable square feet.

         12. Effective February 1, 1997, Tenant's Leased Premises shall include Suite 115 and 104 containing approximately 2,062 rentable square feet and 3,209 rentable square feet, respectively.

         13. Tenant covenants and agrees to pay regular and monthly installments of Base Rent on or before the first day of each month for Suites 115 and 104 from February 1, 1997 until the expiration or sooner termination of the Lease in accordance with the following schedule:

       Period                    PSF                  Monthly Base Rent

02/01/97 - 01/31/98              $24.00               $10,542.00
02/01/98 - 01/31/99              $24.72               $10,858.26
02/01/99 - 01/31/00              $25.46               $11,183.31
02/01/00 - 01/31/01              $26.23               $11,521.53
02/01/01 - 01/31/03              $27.01               $11,864.14

         14. Effective February 1, 1997, Tenant's Base Year with respect to Suites 115 and 104, only, shall be the calendar year 1997. Effective February 1, 1997, "Tenant's Proportionate Share" as the term is defined in Paragraph (4) of the Lease, shall increase by .0306 (3.06%) such that

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Tenant's Proportionate Share shall then be .1654 (16.54%). Tenant's Total Leased
Premises shall thereafter comprise approximately 28,538 rentable square feet.

         15. Tenant Improvements: Landlord will provide Tenant with an Improvement Allowance in the following amounts, to be utilized for Tenant Improvements, only, with all such work to be approved by Landlord in advance, and such approval not to be unreasonably withheld or delayed, and disbursed on the following dates:

          Area                    Allowance                Disbursement Date
          Suite 107               $30,000                  11/15/96
          Suite 115               $37,116                  02/01/97
          Suite 104               $24,068                  02/01/97
          Suite 215               $29,140                  11/01/00
          Suite 142/146           $29,491                  11/01/00
          Suite 253/252           $14,395                  11/01/00

         In the event total construction costs for each of the respective suites (inclusive of fees and permits) exceeds the above allowance, Tenant may elect to pay such overage as Additional Rent promptly upon commencement of the Lease term, or at its discretion Tenant shall have the right to exercise within three
(3) days after the receipt of Landlord's notice of such excess costs, and during the budgeting phase but prior to actual commencement of construction, to notify Landlord of its desire to eliminate certain items from the scope of work to reduce the aforesaid excess costs. Any sums not utilized fully within sixty (60) days of the Disbursement Date will revert to the Landlord.

         Notwithstanding anything contained hereinabove to the contrary, with respect to the above allowances for Suites 215, 142, 146, 253 and 252, only, on or within Sixty (60) days following November 1, 2000, Tenant may submit actual paid receipts for all reasonable tenant improvements performed in the Premises with Landlord's prior consent from the date of this Agreement and prior to November 1, 2000. Within thirty (30) days after presentation of the receipts, Landlord will reimburse Tenant in an amount up to but not to exceed the substantiated receipts or the allowance, whichever is lesser. Any remaining allowance, if any, may be utilized within Sixty (60) days of November 1, 2000, for additional Tenant Improvements, or such unused allowance will revert to the Landlord.

         16. Right of First Refusal: Tenant will be given the right of refusal to lease Suites 109, 111, 209, 211 and 150 upon the expiration of each of their respective lease terms, which are 03/05/98, 08/31/98, 03/04/98, 04/30/98 and
07/31/98, respectively. Tenant may at anytime at least seven (7) months prior to the expiration of the current tenants' lease terms, exercise its option rights by notifying Landlord of its intent to expand into the respective suite(s). Landlord and Tenant will have thirty (30) days from the date of Tenant's notice to negotiate in good faith the terms of the expansion, which will be consistent with fair market terms then being offered by the

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Landlord for other comparable space in BalaPointe Office Centre, and will not be conditioned on any extension of the Lease Term for any other spaces currently under lease to Tenant. In the event Tenant and Landlord fail to negotiate a binding agreement within the thirty (30) day period, the option for such suite will be void, and Landlord shall have no further obligation to Tenant with respect to such suite.

         17. All other terms and conditions contained in the Lease not specially modified or amended herein, shall remain unchanged and continue in full force and effect.

         18. Exculpation. This Fifth Amendment to Agreement of Lease is executed and delivered by the undersigned trustees (the "Trustees") not personally but solely as Trustees under and pursuant to that certain Declaration of Trust of TCW Realty Fund IV Pennsylvania Trust dated as of May 10, 1991. Notwithstanding anything to the contrary set forth herein, it is expressly understood and agreed by and between the parties hereto (i) that each of the covenants, undertakings, obligations, representations, warranties and agreements herein made on the part of Trustees, while in form purporting to be covenants, undertakings, obligations, representations, warranties and agreements of Trustees, are nevertheless each and every one of them made and intended not a personal covenants, undertakings, obligations, representations, warranties and agreements of Trustees for the purpose or with the intent of binding Trustees personally, but are instead made and intended for the purpose of binding only the assets of TCW Realty Fund IV Pennsylvania Trust; (ii) that no personal liability or personal responsibility is or on account of any covenants, undertakings, obligations, representations, warranties and agreements contained in this Agreement of Lease, either express or implied, all such liability or personal responsibility (if any) being expressly waived and released; and (iii) Tenant agrees to look solely to the assets of TCW Realty Fund IV Pennsylvania Trust for the enforcement of any claims against Trustees arising pursuant to this Fifth Amendment to Agreement of Lease.

         19. The individuals signing this Addendum on behalf of the Tenant represent and affirm that they have authority to bind Tenant and that any and all requisite approvals of the Board of Directors of Tenant, conferring such authority have been obtained. Tenant shall, upon request, deliver to Landlord a resolution of the Board of Directors of Tenant ratifying this Fifth Amendment to Agreement of Lease.


                            [Signatures on Next Page)


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         IN WITNESS WHEREOF, Landlord and Tenant have caused this Fifth
Amendment to Agreement of Lease to be executed by their duly authorized representatives on the date first set forth above.

LANDLORD:          TCW REALTY FUND IV PENNSYLVANIA TRUST,
                   A Pennsylvania Business Trust


BY: /s/ Joseph Markling           BY: /s/ Pamula Muller
   -------------------------          ------------------------------
        Joseph Markling*                  Authorized Signatory

   *not individually but solely as trustee under Declaration of Trust dated
    May 10, 1991.

TENANT:            AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                   a Delaware Corporation

BY: /s/ Raymond S. Bucceroni      BY: /s/ Anthony J. Santilli, Jr.
    -------------------------         ------------------------------

Its:   S.V.P.                     Its:  PRES.
    -------------------------         ------------------------------


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                                               (Seal)

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                                               (Seal)

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                                               (Seal)



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